Exhibit 99.1

M/A-COM Technology Solutions Holdings, Inc. Reports Fourth Quarter

and Fiscal Year 2013 Financial Results

LOWELL, MA, November 5, 2013 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI)

(“MACOM”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for its fourth fiscal quarter and year ended September 27, 2013.

Fourth Quarter Fiscal Year 2013 GAAP Results

·	Revenue was $83.7 million, compared to $82.2 million in the prior quarter;

·	Gross margin was 44.6 percent, compared to 44.1 percent in the prior quarter;

·	Operating margin was 8.8 percent, compared to 13.7 percent in the prior quarter;

·	Net income was $4.2 million, or $0.09 per diluted share, compared to a net income of $9.4 million, or $0.20 per diluted share, in the prior quarter; and

·	Cash and cash equivalents totaled $110.4 million at quarter end.

Fourth Quarter Fiscal Year 2013 Non-GAAP Results

·	Gross margin was 45.4 percent, compared to 45.0 percent in the prior quarter;

·	Operating margin was 20.3 percent, compared to 19.8 percent in the prior quarter; and

·	Net income was $12.0 million, or $0.25 per diluted share, compared to net income of $11.5 million, or $0.24 per diluted share, in the prior quarter.

Fiscal Year Results

Fiscal year 2013 revenue was $318.7 million, compared to $302.2 million in fiscal year 2012. GAAP net income was $27.7 million, or $0.59 per diluted share, in fiscal year 2013, compared to a loss of $1.0 million, or a loss of $0.15 per diluted share in fiscal year 2012. Non-GAAP net income was $44.9 million, or $0.93 per diluted share, in fiscal year 2013, compared to $42.1 million, or $0.94 per diluted share in fiscal year 2012.

John Croteau, Chief Executive Officer of MACOM stated, “We achieved another solid quarter of share gains as evidenced by our fourth quarter of sequential revenue growth in spite of a challenging macro-economic environment.”

Mr. Croteau noted, “In addition, we ended our fiscal year achieving record revenue of $318.7 million. As we look to fiscal 2014, we remain focused on executing our growth strategy, expanding margins, and further leveraging operational efficiencies. We achieved more than 10% quarterly sequential growth during the fourth quarter in our catalog business, which we believe will be the foundation for future organic and inorganic growth in the Networks and Aerospace and Defense markets.”

Business Outlook

For the first quarter ending January 3, 2014, we expect revenue to be in the range of $80 million and $85 million, non-GAAP gross margin between 44 and 46 percent, and non-GAAP earnings per diluted share between $0.23 and $0.26, based on 48.6 million shares outstanding.

Conference Call

MACOM will host a conference call on Tuesday, November 5, 2013 at 5:00 p.m. Eastern Time to discuss its fourth fiscal quarter financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 91211532. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 7 days. The replay number is 1-855-859-2056 with a pass code of 91211532. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macomtech.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 60 days.

About MACOM

MACOM (www.macomtech.com) is a leading supplier of high performance analog semiconductor solutions for use in radio frequency (RF), microwave, and millimeter wave applications. Recognized for its broad portfolio of products, MACOM serves diverse markets including CATV, wireless infrastructure, optical communications, aerospace and defense, automotive, industrial, medical, and mobile devices. MACOM builds on more than 60 years of experience designing and manufacturing innovative product solutions for customers worldwide.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our belief that growth in our catalog business will be the foundation for future organic and inorganic growth in the Networks and Aerospace and Defense markets, and any statements regarding future trends, business strategies, competitive position, industry conditions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential for weakness or less than expected strength in our catalog business, continued weakness in our

Networks market, lower than expected demand in any or all of our four primary end markets or from any of our large OEM customers based on macro-economic weakness or otherwise, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN or other solutions offered by us, failures or delays in porting and qualifying GaN process technology to our Lowell, MA fabrication facility, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended June 28, 2013 as filed with the SEC on August 5, 2013. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with non-GAAP financial information, including gross margin, operating margin, net income, earnings per share and other data calculated on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, restructuring charges, Optomai litigation settlement and costs, changes in the carrying values of liabilities measured at fair value, contingent consideration, other non-cash expenses, earn-out costs, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of MACOM’s underlying performance. The exclusion of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. MACOM believes this non-GAAP financial information provides additional insight into MACOM’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of MACOM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended			Fiscal Years

	September 27,	June 28,	September 28,	September 27,	September 28,
	2013	2013	2012	2013	2012

Revenue	$83,655	$82,225	$74,563	$318,718	$302,203
Cost of revenue	46,375	45,932	43,029	179,019	167,301

Gross profit	37,280	36,293	31,534	139,699	134,902

Operating expenses:
Research and development	9,538	11,120	7,960	40,631	35,817
Selling, general and administrative	13,090	12,980	11,730	49,642	44,754
Litigation settlement	7,250	—	—	7,250	—
Contingent consideration	—	—	(2,945)	(577)	(3,922)
Restructuring charges	—	950	276	950	1,862

Total operating expenses	29,878	25,050	17,021	97,896	78,511

Income from operations	7,402	11,243	14,513	41,803	56,391

Other income (expense):
Accretion of common stock warrant liability	(2,277)	1,060	5,966	(4,312)	3,175
Accretion of Class B conversion liability	—	—	—	—	(44,119)
Interest expense	(201)	(190)	(150)	(817)	(695)
Other income - related party	79	123	94	372	185

Total other income (expense)	(2,399)	993	5,910	(4,757)	(41,454)

Income before income taxes	5,003	12,236	20,423	37,046	14,937
Income tax provision	853	2,869	3,465	9,335	15,953

Net income (loss)	4,150	9,367	16,958	27,711	(1,016)
Accretion of redeemable preferred stock and participating stock dividends	—	—	(49)	—	(2,616)

Net income (loss) attributable to common stockholders	$4,150	$9,367	$16,909	$27,711	$(3,632)

Net income (loss) per share:
Basic	$0.09	$0.20	$0.37	$0.60	$(0.15)

Diluted	$0.09	$0.20	$0.36	$0.59	$(0.15)

Shares used to compute net income (loss) per share:
Basic	46,301	46,066	45,235	45,916	24,758

Diluted	47,585	47,221	46,913	47,302	24,758

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	September 27, 2013		June 28, 2013		September 28, 2012
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$37,280	44.6%	$36,293	44.1%	$31,534	42.3%
Amortization expense	479	0.6	473	0.6	841	1.1
Non-cash compensation expense	216	0.3	243	0.3	335	0.4

Gross profit - non-GAAP	$37,975	45.4%	$37,009	45.0%	$32,710	43.9%

Research and Development - GAAP	$9,538	11.4%	$11,120	13.5%	$7,960	10.7%
Earn-out costs	1,021	1.2	(1,021)	(1.2)	—	—
Non-cash compensation expense	(462)	(0.6)	(421)	(0.5)	(367)	(0.5)

Research and Development - non-GAAP	$10,097	12.1%	$9,678	11.8%	$7,593	10.2%

Selling, General and Administrative - GAAP	$13,090	15.6%	$12,980	15.8%	$11,730	15.7%
Amortization expense	(315)	(0.4)	(315)	(0.4)	(545)	(0.7)
Non-cash compensation expense	(1,052)	(1.3)	(756)	(0.9)	(871)	(1.2)
Optomai litigation settlement and costs	(1,395)	(1.7)	(250)	(0.3)	(484)	(0.6)
Earn-out costs	569	0.7	(569)	(0.7)	—	—

Selling, General and Administrative - non-GAAP	$10,897	13.0%	$11,090	13.5%	$9,830	13.2%

Total operating expenses - GAAP	$29,878	35.7%	$25,050	30.5%	$17,021	22.8%
Amortization expense	(315)	(0.4)	(315)	(0.4)	(545)	(0.7)
Non-cash compensation expense	(1,514)	(1.8)	(1,177)	(1.4)	(1,238)	(1.7)
Optomai litigation settlement and costs	(8,645)	(10.3)	(250)	(0.3)	(484)	(0.6)
Contingent consideration and earn-out costs	1,590	1.9	(1,590)	(1.9)	2,945	3.9
Restructuring charges	—	—	(950)	(1.2)	(276)	(0.4)

Total operating expenses - non-GAAP	$20,994	25.1%	$20,768	25.3%	$17,423	23.4%

Income from operations - GAAP	$7,402	8.8%	$11,243	13.7%	$14,513	19.5%
Amortization expense	794	0.9	788	1.0	1,386	1.9
Non-cash compensation expense	1,730	2.1	1,420	1.7	1,573	2.1
Optomai litigation settlement and costs	8,645	10.3	250	0.3	484	0.6
Contingent consideration and earn-out costs	(1,590)	(1.9)	1,590	1.9	(2,945)	(3.9)
Restructuring charges	—	—	950	1.2	276	0.4

Income from operations - non-GAAP	$16,981	20.3%	$16,241	19.8%	$15,287	20.5%

Net income - GAAP	$4,150	5.0%	$9,367	11.4%	$16,958	22.7%
Amortization expense	495	0.6	493	0.6	1,054	1.4
Non-cash compensation expense	652	0.8	872	1.1	1,196	1.6
Optomai litigation settlement and costs	5,394	6.4	157	0.2	368	0.5
Contingent consideration and earn-out costs	(992)	(1.2)	995	1.2	(2,239)	(3.0)
Restructuring charges	—	—	666	0.8	210	0.3
Accretion of common stock warrant liability	2,277	2.7	(1,060)	(1.3)	(5,966)	(8.0)
Non-cash interest expense	46	0.1	46	0.1	54	0.1
Non-recurring tax items	—	—	—	—	(1,202)	(1.6)

Net income - non-GAAP	$12,022	14.4%	$11,536	14.0%	$10,433	14.0%

	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income - GAAP:
Net income	$4,150	$0.09	$9,367	$0.20	$16,958	$0.36
Accretion of redeemable preferred stock and participating stock dividends	—	—	—	—	(49)	—

Net income attributable to common stockholders	$4,150	$0.09	$9,367	$0.20	$16,909	$0.36

Net income - non-GAAP	$12,022	$0.25	$11,536	$0.24	$10,433	$0.22

Diluted shares - GAAP	47,585		47,221		46,913
Incremental stock options, warrants, restricted stock and units	946		1,003		513

Diluted shares - non-GAAP	48,531		48,224		47,426

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Fiscal Years
	September 27, 2013			September 28, 2012
	Amount	% Revenue		Amount	% Revenue

Gross profit - GAAP	$139,699	43.8	%	$134,902	44.6	%
Amortization expense	1,900	0.6		1,988	0.7
Non-cash compensation expense	1,039	0.3		715	0.2

Gross profit - non-GAAP	$142,638	44.8	%	$137,605	45.5	%

Research and Development - GAAP	$40,631	12.7	%	$35,817	11.9	%
Non-cash compensation expense	(1,688)	(0.5)		(979)	(0.3)

Research and Development - non-GAAP	$38,943	12.2	%	$34,838	11.5	%

Selling, General and Administrative - GAAP	$49,642	15.6	%	$44,754	14.8	%
Amortization expense	(1,260)	(0.4)		(1,317)	(0.4)
Non-cash compensation expense	(3,369)	(1.1)		(2,068)	(0.7)
Optomai litigation settlement and costs	(1,996)	(0.6)		(484)	(0.2)
Exited leased facility costs	(1,267)	(0.4)		—	—

Selling, General and Administrative - non-GAAP	$41,750	13.1	%	$40,885	13.5	%

Total operating expenses - GAAP	$97,896	30.7	%	$78,511	26.0	%
Amortization expense	(1,260)	(0.4)		(1,317)	(0.4)
Non-cash compensation expense	(5,057)	(1.6)		(3,047)	(1.0)
Optomai litigation settlement and costs	(9,246)	(2.9)		(484)	(0.2)
Exited leased facility costs	(1,267)	(0.4)		—	—
Contingent consideration and earn-out costs	577	0.2		3,922	1.3
Restructuring charges	(950)	(0.3)		(1,862)	(0.6)

Total operating expenses - non-GAAP	$80,693	25.3	%	$75,723	25.1	%

Income from operations - GAAP	$41,803	13.1	%	$56,391	18.7	%
Amortization expense	3,160	1.0		3,305	1.1
Non-cash compensation expense	6,096	1.9		3,762	1.2
Optomai litigation settlement and costs	9,246	2.9		484	0.2
Exited leased facility costs	1,267	0.4		—	—
Contingent consideration and earn-out costs	(577)	(0.2)		(3,922)	(1.3)
Restructuring charges	950	0.3		1,862	0.6

Income from operations - non-GAAP	$61,945	19.4	%	$61,882	20.5	%

Net income (loss) - GAAP	$27,711	8.7	%	$(1,016)	(0.3)	%
Amortization expense	1,977	0.6		2,361	0.8
Non-cash compensation expense	3,806	1.2		2,688	0.9
Optomai litigation settlement and costs	5,770	1.8		346	0.1
Exited leased facility costs	793	0.2		—	—
Contingent consideration and earn-out costs	(359)	(0.1)		(2,802)	(0.9)
Restructuring charges	666	0.2		1,330	0.4
Accretion of common stock warrant liability	4,312	1.4		(3,175)	(1.1)
Accretion of Class B conversion liability	—	—		44,119	14.6
Non-cash interest expense	201	0.1		194	0.1
Non-recurring tax items	—	—		(1,961)	(0.6)

Net income - non-GAAP	$44,877	14.1	%	$42,084	13.9	%

	Amount	Per Share	Amount	Per Share

Net income (loss) - GAAP:
Net income (loss)	$27,711	$0.59	$(1,016)	$(0.04)
Accretion of redeemable preferred stock and participating stock dividends	—	—	(2,616)	(0.11)

Net income (loss) attributable to common stockholders	$27,711	$0.59	$(3,632)	$(0.15)

Net income - non-GAAP	$44,877	$0.93	$42,084	$0.94

Diluted shares - GAAP	47,302		24,758
Convertible preferred stock	—		17,803
Incremental stock options, warrants, restricted stock and units	815		2,351

Diluted shares - non-GAAP	48,117		44,912

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	September 27,	September 28,

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$110,446	$84,528
Accounts receivable, net	62,961	54,184
Inventories	53,995	57,459
Deferred income taxes and other current assets	17,272	16,863

Total current assets	244,674	213,034
Property and equipment, net	31,563	30,209
Goodwill and intangible assets, net	21,889	22,766
Other assets	5,905	2,064

TOTAL ASSETS	$304,031	$268,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued liabilities and other	$40,897	$47,735
Deferred revenue	9,030	7,992

Total current liabilities	49,927	55,727
Common stock warrant liability	11,873	7,561
Deferred income taxes and other long-term liabilities	5,007	5,327

Total liabilities	66,807	68,615
Commitments and contingencies
Stockholders’ equity	237,224	199,458

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$304,031	$268,073

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Fiscal Years
	September 27,	September 28,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$27,711	$(1,016)
Non-cash adjustments	18,770	55,425
Payment of contingent consideration	(5,328)	—
Change in operating assets and liabilities	(4,352)	(19,055)

Net cash from operating activities	36,801	35,354

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,769)	(15,679)
Purchases of intangible assets	(897)	—

Net cash used in investing activities	(12,666)	(15,679)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent consideration	(675)	(15,000)
Proceeds from initial public offering, net of underwriters’ discount	—	98,175
Payment of Class B preference	—	(60,000)
Other financing activities, net	2,458	(3,990)

Net cash from financing activities	1,783	19,185

NET CHANGE IN CASH AND CASH EQUIVALENTS	25,918	38,860
CASH AND CASH EQUIVALENTS — Beginning of period	84,528	45,668

CASH AND CASH EQUIVALENTS — End of period	$110,446	$84,528

Non-GAAP Reconciliation:
Net cash from operating activities - GAAP	$36,801
Litigation settlement	7,250
Contingent consideration payment	5,328

Net cash from operating activities - non-GAAP	$49,379

*  *  *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Conrad Gagnon

Senior Vice President and Chief Financial Officer

P: 978-656-2550

E: Conrad.Gagnon@macomtech.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com